UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report July 16, 2009

Date of earliest event reported July 15, 2009

Commission file no. 333-133184-12

Neiman Marcus, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-3509435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1618 Main Street Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 743-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On July 15, 2009, The Neiman Marcus Group, Inc. (NMG) amended and restated the terms of its existing asset-based revolving credit facility (which had been scheduled to mature on October 6, 2010).  The terms of the amended and restated Asset-Based Revolving Credit Facility include a scheduled maturity date of January 15, 2013 and a maximum committed borrowing capacity of $600 million (the same amount as in the prior facility).  The new facility also provides an uncommitted accordion feature that allows NMG to request the lenders to provide additional capacity in either the form of increased revolving commitments or incremental term loans, subject to a potential total maximum facility of $800 million. Beyond the extension of term and inclusion of the new accordion feature, other differences between the amended facility and the prior facility include changes to applicable interest rates (described below) and changes to certain covenants.  Bank of America, N.A. (BoA) will act as administrative agent under the Asset-Based Revolving Credit Facility and BoA and Wells Fargo Retail Finance, LLC will act as co-collateral agents.  NMG’s press release announcing its entry into the amended and restated Asset-Based Revolving Credit Facility is attached hereto as Exhibit 99.1.

The terms of the Asset-Based Revolving Credit Facility are set forth in an amended and restated credit agreement dated as of July 15, 2009 (attached hereto as Exhibit 10.1), an amended and restated pledge and security agreement dated as of July 15, 2009 (attached hereto as Exhibit 10.2) and an intercreditor agreement dated as of October 6, 2005 (filed as an exhibit to NMG’s Current Report on Form 8-K dated October 12, 2005), together with the Substitution of Agent and Joinder Agreement dated as of July 15, 2009 (attached hereto as Exhibit 10.3).  The description of the Asset-Based Revolving Credit Facility herein is qualified in its entirety by reference to the full text of those agreements, which are incorporated herein by reference.

The Asset-Based Revolving Credit Facility provides committed financing of up to $600 million, subject to a borrowing base equal to at any time the sum of (a) the lesser of (i) 80% of eligible inventory (valued at the lower of cost or market value) and (ii) 85% of the net orderly liquidation value of eligible inventory, and (b) 85% of the amounts owed by credit card processors to the borrowers under the Asset-Based Revolving Credit Facility in respect of eligible credit card accounts constituting proceeds arising from the sale or disposition of inventory, less certain reserves.  The Asset-Based Revolving Credit Facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice.

On July 15, 2009, the signing date of the new Asset-Based Revolving Credit Facility, NMG had no borrowings outstanding under this facility and over $500 million of unused borrowing availability, after giving effect to approximately $32.8 million of borrowing capacity being utilized for letters of credit in existence on that date.

The Asset-Based Revolving Credit Facility provides that NMG has the right at any time to request up to $300 million of additional revolving facility commitments and/or incremental term loans; provided that the aggregate amount of loan commitments under the Asset-Based Revolving Credit Facility may not exceed $800 million, but the lenders are under no obligation to provide any such additional commitments or loans, and any increase in commitments or incremental term loans will be subject to customary conditions precedent.  If NMG were to request any such additional commitments and the existing lenders or new lenders were to agree to provide such commitments, the Asset-Based Revolving Credit Facility size could be increased to up to $800 million, but NMG’s ability to borrow would still be limited by the amount of the borrowing base. Incremental term loans may be exchanged by NMG for any of NMG’s existing senior notes and senior subordinated notes, or the cash proceeds of any incremental term loans may be used to repurchase any of such notes, but neither the incremental term loans nor the proceeds thereof may be used for any other purpose.

Borrowings under the Asset-Based Revolving Credit Facility bear interest at a rate per annum equal to, at NMG’s option, either (a) a base rate determined by reference to the highest of (i) the prime rate of BoA, (ii) the federal funds effective rate plus 1/2 of 1% or (iii) a one-month LIBOR rate plus 1% or (b) a LIBOR rate, subject to certain adjustments, in each case plus an applicable margin.  The applicable margin is up to 3.50% with respect to base rate borrowings and up to 4.50% with respect to LIBOR borrowings, provided that until October 1, 2010, the applicable margin will be 3.25% with respect to base rate borrowings and 4.25% with respect to LIBOR borrowings. The applicable margin is subject to adjustment based on the historical availability under the Asset-Based Revolving Credit Facility. In addition, NMG is required to pay a commitment fee in respect of unused commitments of (a) 0.750% per annum during any applicable period in which the average revolving loan utilization is 50% or more or (b) 1% per annum during any applicable period in which the average revolving loan utilization is less than 50%.  NMG must also pay customary letter of credit fees and agency fees.

If at any time the aggregate amount of outstanding revolving loans, unreimbursed letter of credit drawings and undrawn letters of credit under the Asset-Based Revolving Credit Facility exceeds the lesser of (a) the commitment amount and (b) the borrowing base (including as a result of reductions to the borrowing base that would result from certain non-ordinary course sales of inventory with a value in excess of $25 million, if applicable), NMG will be required to repay outstanding loans or cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount.  In addition, if at any time the aggregate amount of outstanding revolving loans and incremental term loans, unreimbursed letter of credit drawings and undrawn letters of credit under the Asset-Based Revolving Credit Facility exceeds the reported value of inventory owned by the borrowers and guarantors as reflected on NMG’s retail stock ledger (excluding consignment inventory but including inventory received but not yet reflected on such ledger), NMG will be required to eliminate such excess within the earlier of 30 days from such occurrence or 5 business days from the first date on or after such occurrence at which excess availability is less than $75 million.  If the amount available under the Asset-Based Revolving Credit Facility is less than (a) the greater of (i) 20% of the lesser of (A) the aggregate revolving commitments and (B) the borrowing base and (ii) $75 million or (b) an event of default has occurred, NMG will be required to repay outstanding loans and cash collateralize letters of credit with the cash NMG would then be required to deposit daily in a collection account maintained with the agent under the Asset-Based Revolving Credit Facility.  NMG may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time without premium or penalty other than customary “breakage” costs with respect to LIBOR loans.  There is no scheduled amortization under the Asset-Based Revolving Credit Facility; the principal amount of the revolving loans outstanding thereunder will be due and payable in full on January 15, 2013.

All obligations under the Asset-Based Revolving Credit Facility are guaranteed by Neiman Marcus, Inc. (the Company) and certain of NMG’s existing and future domestic subsidiaries.  As of May 2, 2009, the liabilities of NMG’s non-guarantor subsidiaries totaled approximately $1.2 million and the assets of NMG’s non-guarantor subsidiaries aggregated approximately $0.7 million.  All obligations under NMG’s Asset-Based Revolving Credit Facility, and the guarantees of those obligations, are secured, subject to certain significant exceptions, by substantially all of the assets of the Company, NMG and the subsidiaries that have guaranteed the Asset-Based Revolving Credit Facility (subsidiary guarantors), including:

•                  a first-priority security interest in personal property consisting of inventory and related accounts, cash, deposit accounts, all payments received by NMG or the subsidiary guarantors from credit card clearinghouses and processors or otherwise in respect of all credit card charges for sales of inventory by NMG and the subsidiary guarantors, certain related assets and proceeds of the foregoing;

•                  a second-priority pledge of 100% of NMG’s capital stock and certain of the capital stock held by NMG, the Company or any subsidiary guarantor (which pledge, in the case of any foreign subsidiary is limited to 100% of the non-voting stock (if any) and 65% of the voting stock of such foreign subsidiary); and

•                  a second-priority security interest in, and mortgages on, substantially all other tangible and intangible assets of NMG, the Company and each subsidiary guarantor, including a significant portion of NMG’s owned and leased real property (which currently consists of approximately half of NMG’s full-line retail stores) and equipment.

Capital stock and other securities of a subsidiary of NMG that are owned by NMG or any subsidiary guarantor will not constitute collateral under NMG’s Asset-Based Revolving Credit Facility to the extent that such securities cannot secure NMG’s 2028 Debentures or other secured public debt obligations without requiring the preparation and filing of separate financial statements of such subsidiary in accordance with applicable Securities and Exchange Commission’s rules.  As a result, the collateral under NMG’s Asset-Based Revolving Credit Facility will include shares of capital stock or other securities of subsidiaries of NMG or any subsidiary guarantor only to the extent that the applicable value of such securities (on a subsidiary-by-subsidiary basis) is less than 20% of the aggregate principal amount of the 2028 Debentures or other secured public debt obligations of NMG.

The Asset-Based Revolving Credit Facility contains a number of covenants that, among other things and subject to certain significant exceptions, restrict its ability and the ability of its subsidiaries to:

•                  incur additional indebtedness;

•                  pay dividends on NMG’s capital stock or redeem, repurchase or retire NMG’s capital stock or indebtedness;

•                  make investments, loans, advances and acquisitions;

•                  create restrictions on the payment of dividends or other amounts to NMG from its subsidiaries that are not guarantors;

•                  engage in transactions with NMG’s affiliates;

•                  sell assets, including capital stock of NMG’s subsidiaries;

•                  consolidate or merge;

•                  create liens; and

•                  enter into sale and lease back transactions.

The covenants limiting dividends and other restricted payments; investments, loans, advances and acquisitions; and prepayments or redemptions of other indebtedness, each permit the restricted actions in an unlimited amount, subject to the satisfaction of certain payment conditions, principally that NMG must have pro forma excess availability under the Asset-Based Revolving Credit Facility equal to at least 25% of the lesser of (a) the revolving commitments under the facility and (b) the borrowing base, NMG delivering projections demonstrating that projected excess availability for the next twelve months will be equal to such thresholds and that NMG have a pro forma ratio of consolidated EBITDA to consolidated Fixed Charges (as such terms are defined in the credit agreement) of at least 1.2 to 1.0 (or 1.1 to 1.0 for prepayments or redemptions of other indebtedness).

The credit agreement also contains customary affirmative covenants and events of default, including a cross-default provision in respect of any other indebtedness that has an aggregate principal amount exceeding $50 million.

Under the terms of the Asset-Based Revolving Credit Facility, through April 30, 2011 NMG is required to maintain excess availability of at least the greater of (a) 10% of the lesser of (i) the aggregate revolving commitments and (ii) the borrowing base and (b) $50 million.  After April 30, 2011, if at any time, excess availability is less than the greater of (a) 15% of the lesser of (i) the aggregate revolving commitments and (ii) the borrowing base and (b) $60 million, NMG will be required to maintain a pro forma ratio of consolidated EBITDA to consolidated Fixed Charges (as such terms are defined in the credit agreement) of at least 1.1 to 1.0.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference to this Item 2.03.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement dated as of July 15, 2009, among NMG, the Company, the other borrowers and guarantors named therein, Bank of America, N.A., as administrative agent and co-collateral agent, Wells Fargo Retail Finance, LLC as co-collateral agent, Banc of America Securities LLC, Wells Fargo Retail Finance, LLC, J.P. Morgan Securities Inc. and Regions Business Capital Corporation as joint lead arrangers and joint bookrunners, Wells Fargo Retail Finance, LLC as syndication agent, JPMorgan Chase Bank, N.A. and Regions Bank as co-documentation agents and the lenders thereunder.

10.2

Amended and Restated Pledge and Security Agreement dated as of July 15, 2009 among by and among NMG, the Company, NMG subsidiaries named therein and Bank of America, N.A., as administrative agent and co-collateral agent.

10.3	Substitution of Agent and Joinder Agreement, dated as of July 15, 2009, among Deutsche Bank Trust Company Americas, Credit Suisse and Bank of America, N.A.

99.1	Press release dated July 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIMAN MARCUS, INC.

Date: July 16, 2009	By:	/s/ Nelson A. Bangs

	Name:	Nelson A. Bangs
	Title:	Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement dated as of July 15, 2009, among NMG, the Company, the other borrowers and guarantors named therein, Bank of America, N.A., as administrative agent and co-collateral agent, Wells Fargo Retail Finance, LLC as co-collateral agent, Banc of America Securities LLC, Wells Fargo Retail Finance, LLC, J.P. Morgan Securities Inc. and Regions Business Capital Corporation as joint lead arrangers and joint bookrunners, Wells Fargo Retail Finance, LLC as syndication agent, JPMorgan Chase Bank, N.A. and Regions Bank as co-documentation agents and the lenders thereunder.

10.2

Amended and Restated Pledge and Security Agreement dated as of July 15, 2009 among by and among NMG, the Company, NMG subsidiaries named therein and Bank of America, N.A., as administrative agent and co-collateral agent.

10.3	Substitution of Agent and Joinder Agreement, dated as of July 15, 2009, among Deutsche Bank Trust Company Americas, Credit Suisse and Bank of America, N.A.

99.1	Press release dated July 15, 2009.